                                                                   Exhibit 10.14













                                MANOR CARE, INC.

                         SENIOR MANAGEMENT SAVINGS PLAN

                             FOR CORPORATE OFFICERS













                            Effective January 1, 1993

                         Restated as of January 1, 2001

                                MANOR CARE, INC.
                                ----------------
              SENIOR MANAGEMENT SAVINGS PLAN FOR CORPORATE OFFICERS
              -----------------------------------------------------

         In exercise of the powers and authority conferred upon and reserved to the Board of Directors of Manor Care, Inc. under and by virtue of Article VIII of the First Amended and Restated Health Care and Retirement Corporation Senior Management Savings Plan For Corporate Officers, the Board hereby amends, restates and renames said Plan, to read as set forth in the document attached hereto and incorporated herein, entitled "Manor Care, Inc. Senior Management Savings Plan For Corporate Officers", herein called the "Amended and Restated Plan" and in such document called the "Plan".

         In no event shall the adoption of the Amended and Restated Plan pursuant to this instrument cause any benefit under the Plan that is accrued or treated as accrued to be less than such benefit immediately before the adoption of this Amended and Restated Plan.

         The Amended and Restated Plan shall be effective, except as otherwise stated, January 1, 2001.

         IN WITNESS WHEREOF, the Board has caused the Amended and Restated Plan to be executed by a duly authorized officer as of the 1st day of January, 2001.

                                         MANOR CARE, INC.


                                         By /s/ Paul A. Ormond
                                            -----------------------------------
                                            President

ATTEST:

/s/ R. Jeffrey Bixler
-----------------------------
Secretary

                                MANOR CARE, INC.
                                ----------------
              SENIOR MANAGEMENT SAVINGS PLAN FOR CORPORATE OFFICERS
              -----------------------------------------------------

                                    ARTICLE I
                                    ---------

                    NAME, EFFECTIVE DATE AND PURPOSE OF PLAN
                    ----------------------------------------

1.01 The name of this plan is the "Manor Care, Inc. Senior Management Savings Plan For Corporate Officers", formerly known as the "First Amended and Restated Health Care and Retirement Corporation Senior Management Savings Plan For Corporate Officers", hereinafter called the "Plan".

1.02 The effective date of the Plan, as amended and restated, is January 1, 2001.

1.03 The purpose of this Manor Care, Inc. Senior Management Savings Plan for Corporate Officers is to permit selected executive officers of Manor Care, Inc. and certain companies affiliated with it to elect to defer receipt of all or part of their compensation. To the extent any of such officers are unable to participate in the HCR Stock Purchase and Retirement Savings Plan, this Plan is also intended to provide them, as nearly as practicable, with an equivalent benefit. The Plan is and is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, commonly known as a "top hat" plan.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

2.01     "Account" means a Deferral Account or Matching Account.

2.02 "Annual Award" means an "Annual Bonus Award" as defined in and payable to an Officer under the Annual Award Plan.

2.03 "Annual Award Plan" means the Manor Care, Inc. Annual Incentive Award Plan, as from time to time in effect.

2.04     "Award" means an Annual Award or a Performance Award.

2.05 "Award Period" means, with respect to an Annual Award, the calendar year to which it relates and, with respect to a Performance Award, means the "Award Period", as defined in the Performance Award Plan, to which it relates.

2.06 "Board" means the Board of Directors of Manor Care, Inc. or any committee of said Board of Directors to which any or all of its powers or duties under the Plan may be delegated.

2.07 "CEO" means the Chief Executive Officer of Manor Care, Inc. or as the context hereof may indicate, any other officer, employee, or committee of Manor Care, Inc. designated by said CEO to whom any or all of the CEO's powers or duties under the Plan may be delegated.

2.08     "Code" means the Internal Revenue Code of 1986, as amended.

2.09     "Company" means Manor Care, Inc. and its Subsidiaries.

2.10 "Compensation" means any salary, bonus, and/or other form of current cash remuneration for services rendered to or on behalf of the Company by an Officer, other than an Award.

2.11 "Deferral Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of a Participant's interest in the Plan attributable to his Deferral Elections.

2.12 "Deferral Election" means an election made by a Participant pursuant to and in accordance with Section 5.01 of the Plan.

2.13 "401(k) Plan" means the HCR Stock Purchase and Retirement Savings Plan, as from time to time in effect.

2.14 "Investment Unit" means a unit of value by which the value of a Participant's Accounts is determined pursuant to and in accordance with
         Section 6.03 of the Plan.

2.15 "Matching Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of a Participant's interest in the Plan attributable to the Company's Matching Credits for his benefit.

2.16 "Matching Credit" means a credit by the Company to a Participant's Matching Account pursuant to and in accordance with Section 5.03 of the Plan.

2.17 "Officer" means an executive officer of the Company eligible to participate in the Plan pursuant to and in accordance with Article IV of the Plan.

2.18 "Participant" means an eligible Officer who becomes a Participant in the Plan as provided in Article IV of the Plan.

2.19 "Performance Award" means a "Performance Award" as defined in and payable to an Officer under the Performance Award Plan.



2.20 "Performance Award Plan" means the Manor Care, Inc. Performance Award Plan, as from time to time in effect.

2.21 "Plan" means this Manor Care, Inc. Senior Management Savings Plan for Corporate Officers, as further amended from time to time.

2.22 "Subsidiary" means a corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Manor Care, Inc.

2.23 Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION
                                 --------------

         The Plan shall be administered by the Board. The administrative powers of the Board shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO or one or more other appropriate officers of Manor Care, Inc. to adopt, modify, and/or rescind) any rulings, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. No member of the Board who is not an employee of the Company shall be eligible to participate in the Plan, but a member of the Board who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Board membership. Any provision hereof to the contrary notwithstanding, only the Board may exercise any discretionary and/or administrative authority under the Plan with respect to the CEO's participation in the Plan, and the Board may not delegate any such authority to the CEO or to any other officer, employee, or committee of Manor Care, Inc. (other than a committee of the Board of which the CEO is not a voting member).

                                   ARTICLE IV
                                   ----------

                         ELIGIBILITY AND PARTICIPATION.
                         ------------------------------

4.01 Each officer of the Company who is a "highly compensated employee" of the Company (within the meaning of Section 414(q) of the Code) and who is otherwise eligible to participate in the 401(k) Plan, but is excluded therefrom solely because, as determined by the Board, his participation in the 401(k) Plan would jeopardize the qualification of the 401(k) Plan under Section 401(a) of the Code, shall be eligible to participate in this Plan.

4.02 Any other officer of the Company who is a "Participant" under (and as defined in) either or both of the Annual or Performance Award Plans shall be eligible to participate in this Plan if, and for so long as, he is selected to do so by the CEO, but only with respect to his Awards and not with respect to his Compensation.

                                    ARTICLE V
                                    ---------

                     DEFERRAL ELECTIONS AND MATCHING CREDITS
                     ---------------------------------------

5.01 Each Officer eligible to participate in the Plan under Section 4.01 of the Plan may elect from time to time, by written notice to the Vice President, Human Resources of the Company, given before the first day of any regular Company pay period, to defer his receipt, subject to the provisions of the Plan, of a specified part of his Compensation earned in the next pay period and thereafter. The amount of a Participant's Compensation to be deferred pursuant to his Deferral Elections under this Plan without Board approval shall not exceed, on an annual basis, 50% of his Compensation. With Board approval a Participant may elect to defer on an annual basis more than 50% and up to 100% of his Compensation.

5.02 A Participant may elect prospectively by written notice to the Vice President, Human Resources of the Company, to change the rate of or revoke his Deferral Election with respect to his future Compensation at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Company. Until so changed or revoked, a Participant's Deferral Election shall remain in effect with respect to all Compensation earned by the Participant after the date thereof.

5.03 The Company shall post a Matching Credit to the Matching Account of each Executive who has made a Deferral Election under Section 5.01 in an amount equal to 50 percent of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the Excess of:

         (a) three percent of the sum of the Participant's Compensation and Annual Award that absent of a Deferral Election would be payable in a calendar year, over

         (b) the amount of the annual "Company Matching Contribution" made on his behalf under (and as defined in) the 401(k) Plan during the same calendar year.

5.04 For purposes of Sections 5.01 and 5.03 of the Plan, a Participant who is eligible to participate in the 401(k) Plan for all or any part of a year shall be deemed conclusively to have made "Employee MTSO Contributions" under (and as defined in) the 401(k) Plan in the maximum amount which is permitted to make thereunder for the period of such eligibility.

5.05 Each Officer eligible to participate in the Plan under Section 4.02 of the Plan may elect from time to time, by written notice to the CEO or, in the case of an election by the CEO, to the Board, given on or before December 31 of any year, to defer his receipt without Board approval, subject to the provisions of the Plan, of up to 100% of his Annual or Performance Award, if any, for the applicable Award Period next following. .

5.06 Each Deferral Election with respect to an Award shall be irrevocable and shall apply only to the Award with respect to which it is made. A Participant may elect prospectively to change the rate of or revoke his Deferral Election with respect to his future Compensation at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Board. Until so changed or revoked such a Deferral Election shall remain in effect with respect to all future Compensation earned by the Participant.

                                   ARTICLE VI
                                   ----------

                                    ACCOUNTS
                                    --------

6.01 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Participant in the absence of a Deferral Election, to the Participant's Deferral Account. All Matching Credits shall be posted concurrently with the deferred amounts to which they relate.

6.02 The dollar amounts credited to each Account shall be converted to, and thereafter expressed in terms of a number of Investment Unity and the value of each Account shall at all times be equal to the value of the Investment Units so allocated to it. The Investment Units available for allocation under the Plan shall be equivalent in value and rate of return to:

         (a) Shares of the common stock of Manor Care, Inc. ("Company Stock Unit ");

         (b) Shares of the registered investment companies (mutual funds) sponsored by Harbor Capital Advisors, Inc. ("Harbor Fund Units");

         (c) Units of participation in the series of funds offered by Harbor Trust, a qualified group trust sponsored by Harbor Capital Advisors, Inc. ("Harbor Trust Units"); and

         (d) A hypothetical bond or other evidence of indebtedness in the principal amount of each amount credited to a Deferral Account on which interest, compounded monthly, is paid at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospectively (the "Moody's A Bond Units").

The value of an Investment Unit (other than a Moody's A Bond Unit) shall at all times be equal to the value of its equivalent under the 401(k) Plan. The Board may, in its discretion, adopt or cause to be adopted any other method of accounting for the value of the Accounts that accurately reflects the value and rate of return of the Investment Unit equivalencies allocated to the Accounts.

6.03 Each Participant, at the time of making a Deferral Election, shall specify in writing the percentage of each amount to be credited to his Deferral Account that is to be allocated to Company Stock Units, one or more of the Harbor Fund and/or Harbor Trust Units, and/or Moody's A Bond Units. All amounts credited to Matching Accounts shall be allocated to Company Stock Units. Whenever interest, dividends, or any other form of realized investment return are paid on any of the Investment Unit equivalencies, a like amount shall be credited to each Account to which such Investment Units have been allocated and shall be allocated to additional Investment Units of the same equivalency.

6.04 A Participant may change the allocation of amounts to be credited to his Deferral Account in the future, and/or of amounts previously credited to his Deferral Account, at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Board; provided, however, that no amount previously allocated to Company Stock Units in the Participant's Matching Account may be reallocated to any other Investment Unit.

6.05 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Board may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to a Participant under the Plan may be paid. No Participant, beneficiary, estate, or other person claiming through or under a Participant shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that a Participant or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Participant who has made any Deferral Election, at least annually, a statement of his Account balances.

                                   ARTICLE VII
                                   -----------

                           PAYMENT OF ACCOUNT BALANCES
                           ---------------------------

7.01 Each Participant shall at all times have a nonforfeitable, fully vested interest in the amount credited to his Deferral Account. Each Participant who was a participant in the 401(k) Plan before January 1, 1992 shall at all times have a nonforfeitable, fully vested interest in the amount credited to his Matching Account. Each Participant who first became a participant in the 401(k) Plan or this Plan after December 31, 1991 shall have a nonforfeitable, vested interest in a portion of his Matching Account determined by reference to the length of his combined participation in the 401(k) Plan and this Plan, according to the following table:

                 Combined Years                                 Vested
                  of Participation                           Percentage
                  ----------------                           ----------

                 Less than one.....................................  20%
                 One but less than two.............................  40%
                 Two but less than three...........................  60%
                 Three but less than four..........................  80%
                 Four or more...................................... 100%

Notwithstanding the foregoing, in the event of the termination of the Plan, each Participant shall thereupon have a nonforfeitable, fully vested interest in the entire amount credited to his Matching Account.

7.02 The entire amount credited to a Participant's Accounts shall become payable upon termination of the Participant's employment with the Company by reason of his death, total and permanent disability, or normal or early retirement pursuant to any retirement plan sponsored by the Company. The nonforfeitable, vested portion of a Participant's Accounts shall become payable upon termination of the Participant's employment with the Company for any other reason. Amounts so payable shall be paid to the Participant in cash in a lump sum as soon as practicable after such termination of employment, but in no event later than March 31 of the following year. However, if at least one year prior to his retirement, or termination of employment, the Participant may make an irrevocable election to delay receiving his benefits from the Plan to a date specific on or before the Participant attains age 65. In addition, if at least one year prior to his retirement, or termination of employment, the Participant may make an irrevocable election to receive his benefits in installment payments. If a Participant elects distribution in the form of installment payments, he shall further designate the commencement date and period of time (not to exceed 20 years) over which the installment payments are to be made and whether such installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period such installment payments are being made, the remaining balances in the Participant's Accounts shall continue to be credited with earnings or losses in accordance with the provisions of
Article VI of the Plan. For purpose of a Participant who is retiring or terminating employment in 2001, such election must be given to the CEO on or before March 31, 2001.

7.03 In the event of a Participant's death before his Accounts have been paid to him in full, the entire amount then credited to his Accounts shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate).

7.04 Before termination of employment, a Participant may request a withdrawal from any portion of his Deferral Account not allocated to Company Stock Units of an amount sufficient to meet a hardship. For these purposes a "hardship" shall mean a demonstrated and sever financial hardship resulting from any one or more of the following:

         (a) a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant;

         (b)      a loss of the Participant's property due to casualty; or





         (c) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control;

in each case only to the extent that the "hardship" is not relieved:

         (a) through reimbursement or compensation by insurance or otherwise;

         (b) by liquidation of the Participant's assets (to the extent that such liquidation does not itself cause a "hardship); or

         (c)      cessation of deferrals under the Plan.

The Board shall determine the existence of a bona fide hardship based on non-discriminatory procedures, taking into account any then applicable rulings or regulations from the Internal Revenue Service. The standards established by the Board for determining the existence of a hardship shall be uniformly applied to all Participants who request such a withdrawal, and the Board's decision with respect to each such request shall he final. An approved hardship withdrawal shall be paid to the Participant in cash as soon as practicable after approval.

                                  ARTICLE VIII
                                  ------------

                       QUALIFIED DOMESTIC RELATIONS ORDER
                       ----------------------------------

8.01 Benefits shall be payable to an individual other than a Participant in accordance with the applicable requirements of a Qualified Domestic Relations Order pursuant to the following provisions:

         (a) The term "Qualified Domestic Relations Order" shall mean any judgment, decree, or court order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant (collectively an "Alternate Payee" as defined in Section 414(p)(8) of the Code), which creates or recognizes the existence of an Alternative Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which meets the following requirements:

                  (1) Such order shall specify the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order;

                  (2) Such order shall specify the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined, or in the alternative the amount or percentage transferred from the Participant's Accounts to Accounts set up for the Alternate Payee as of a given date;

                  (3) Such order shall provide when the Alternate Payee may first take a distribution of the Alternate Payee's Accounts, if silent the Alternate Payee's Accounts would first be distributable, unless limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to Section 7.02 hereof;

                  (4) If applicable, such order shall specify the number of payments or period to which the order applies;

                  (5) Such order shall identify the Plan as to which the order applies;

                  (6) Such order shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan;

                  (7) Such order shall not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                  (8) Such order shall not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

         (b) The Company shall determine a set of nondiscriminatory and reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions under such qualified orders in accordance with Section 414(p) of the Code.

8.02 If pursuant to a Qualified Domestic Relations Order, all or a portion of a Participant's Accounts in the Plan have been transferred to corresponding Accounts in the Plan set up for a spouse, former spouse, child or other dependent of the Participant (collectively an "Alternate Payee" as defined in section 414(p)(8) of the Code), such Accounts shall be distributable to the Alternate Payee, unless otherwise limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to
Section 7.02.


8.03 If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Accounts when the Participant attains "earliest retirement age" under the Plan, for purpose of this provision, such Accounts shall be distributable to the Alternate Payee when the Participant attains age 50 or anytime thereafter.

8.04 If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Account at the time the Alternate Payee's Accounts are established, such Accounts shall be immediately or anytime thereafter distributable to the Alternate Payee.

8.05 Not withstanding the foregoing, if the Alternate Payee will be receiving a Qualified Domestic Relations Order distribution from the 401(k) Plan, the timing of the Alternate Payee's distribution from this Plan, should coincide with the Alternate Payee's distribution from the 401(k) Plan.

8.06 If the present value of the Alternate Payee's Accounts does not exceed $5,000 when established or thereafter, such Alternate Payee's Accounts shall be paid to the Alternate Payee in a lump sum, in an amount equal to such present value.

                                   ARTICLE IX
                                   ----------

                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part and may, in connection with any Plan termination, elect in its sole discretion to either continue to maintain the Participants' accounts under the Plan or fully vest each Participant's account and distribute the entire amount credited to the Participant's accounts; provided, however, that no such amendment, suspension, or termination may, without the consent of each Participant affected thereby, have any adverse retroactive effect on the rights of any Participant (or any person claiming through or under him) under the Plan unless required by applicable law.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

10.01 At the request of a Participant or on its own initiative, the Board may, at any time and in its sole and unlimited discretion, accelerate the payment of any part of a Participant's Deferral Account not allocated to Company Stock Units, if the Board determines that such accelerated payment would be in the interests of such Participant and not prejudicial to the interests of other Participants or the Company.

10.02 Nothing in the Plan shall confer on any Participant or any other employee of the Company any right to continue in the employ of the Company or affect in any way the right of the Company to terminate any such person's employment at any time.

10.03 Except as otherwise provided in Article VIII, rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution.

10.04 The Plan shall be binding on and inure to the benefit of the Company, each Participant, and every person claiming through or under a Participant, and their respective heirs, successors, and assigns.

10.05 Deferral Elections under the Plan are intended to defer Participants' recognition of income, for purposes of the Code, until their actual receipt of payments from their Accounts, and the Plan shall be interpreted and administered in a manner consistent with such intent.